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                                                                   Exhibit 10.26


                               ESCROW AGREEMENT

     This Escrow Agreement (this "Agreement") is entered into as of April 12,
                                  ---------
2000 by and between Greenwich Technology Partners, Inc., a Delaware corporation ("GTP"), Michael Waresk (the "Stockholder"), and Dunn Lambert, LLC, as Escrow
  ---                         -----------
Agent ("Escrow Agent").
        ------------

                                   RECITALS

     WHEREAS, GTP, the Stockholder and Navigator Technologies, Inc., a New Jersey corporation ("Navigator"), have entered into an Agreement and Plan of
                     ---------
Merger and Reorganization dated as of April 12, 2000 (the "Merger Agreement"),
                                                           ----------------
pursuant to which Navigator will merge with and into GTP (the "Merger").
                                                               ------
Capitalized terms used in this Agreement and not otherwise defined in this Agreement shall have the meanings ascribed to them in the Merger Agreement;

     WHEREAS, stock certificates (each a "Stock Certificate") representing an
                                          -----------------
aggregate of 250,000 shares of common stock, $0.01 par value per share, of GTP (including any dividend or equitable adjustment thereon in the event of a stock split, stock dividend, stock recombination, recapitalization or like event, the "Escrow Shares") together with stock transfer powers executed in blank by the
 -------------
Stockholder, shall be deposited into escrow with Escrow Agent and held by Escrow Agent (such deposits and any future deposits received by Escrow Agent pursuant to Section 2(d) or any other terms hereof constituting the "Escrow Fund") as
   ------------                                             -----------
collateral for the indemnification obligations of the Stockholder under Article VIII of the Merger Agreement;

     WHEREAS, the execution and delivery of this Agreement is a condition precedent to the closing of the transactions contemplated by the Merger Agreement; and

     WHEREAS, the parties to this Agreement desire to establish the terms and conditions pursuant to which the Escrow Shares will be deposited into, held in, and disbursed from, the Escrow Fund.

     NOW, THEREFORE, the parties to this Agreement agree as follows:

     1.   Escrow; Indemnification and Value of Escrow Shares.

     (a) Escrow Fund. The Stockholder acknowledges and agrees that (i) the Escrow Fund has been established and (ii) the Escrow Shares have been deposited as collateral for the indemnification obligations of the Stockholder under
Article VIII of the Merger Agreement. Escrow Agent agrees to accept delivery of the Escrow Shares and to hold the Escrow Shares delivered to it in escrow subject to the terms and conditions of this Agreement. GTP and the Stockholder agree that Escrow Agent will hold the Escrow Shares subject to the terms and conditions set forth herein and as set forth in Article VIII of the Merger Agreement (collectively, the "Escrow Provisions") until Escrow Agent is required
                              -----------------
to release the Escrow Shares pursuant to the terms of this Agreement.

     (b) Indemnification. The Stockholder agrees that the Escrow Fund shall be available to compensate GTP for specified Indemnifiable Amounts, as set forth in the Merger Agreement. The Stockholder agrees that the Escrow Fund will be held to satisfy this indemnification obligation to GTP in the manner and in accordance with the procedures provided in Article VIII of the Merger Agreement.

     (c) Value of Escrow Shares. For purposes of this Agreement and the Merger Agreement, the value of each Escrow Share (the "Escrow Per Share Value") on a
                                                ----------------------
particular date (the "Value Date") shall equal: (i) if GTP's common stock, $.01 par value per share (the "Common Stock") is then traded on a national securities
                          ------------
exchange, the average over the thirty (30) trading days immediately preceding the Value Date of the closing price on each day for a share of Common Stock on the principal national securities exchange on which the Common Stock is then traded; or (ii) if the Common Stock is then traded on the NASDAQ National market, the average over the thirty (30) trading days immediately preceding the Value Date of the last reported sale price on each day of the Common Stock on the NASDAQ National Market; or (iii) if the Common Stock is not then traded on the NASDAQ National Market, the average over the thirty (30) days trading immediately preceding the Value Date of each day's closing bid prices last quoted by an established quotation service for over-the-counter securities; or
(iv) if the Common Stock is not publicly traded, the fair market value of the Common Stock as determined by GTP's Board of Directors in good faith, after taking into consideration all factors which it deems appropriate, including, without limitation, recent sale and offer prices of the Common Stock in private transactions; provided however,if the Common Stock is not traded on a particular day, then the closing price, last reported sale price or closing bid price, as the case may be, shall be the closing price, sale price or closing bid price on such day that the Common Stock was last traded.

     (d) Determination of Number of Escrow Shares. Anytime that GTP is to receive Escrow Shares under the terms of this Agreement and the Merger Agreement, the number of Escrow Shares to be delivered to GTP by the Escrow Agent shall be equal to the Indemnifiable Amounts, or other cost or expense reimbursement to be satisfied pursuant hereto and thereto, divided by the Escrow Per Share Value as of such date. If the calculation herein results in a fractional number of Escrow Shares, such number of Escrow Shares shall be rounded, up or down, as the case may be, to the nearest whole number of Escrow Shares.

     2.   Release From Escrow.

     (a) Delivery of Escrow Shares. On the Closing Date, the Escrow Shares and stock transfer powers executed in blank by the Stockholder shall be deposited with Escrow Agent into the Escrow Fund.

     (b)  Release to the Stockholder.

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

          (i) So long as any portion of the Escrow Fund remains held pursuant to this Agreement, and provided that the aggregate Indemnifiable Amounts exceeds or has exceeded $10,000 (exclusive of any breach of Stockholder's payment obligations under Section 2.5 of the Merger Agreement, for which there
                          -----------
shall be no such threshold), the Escrow Agent shall deliver to GTP that portion of the Escrow Fund equal in value to the Indemnifiable Amounts, if any, which have been settled or finally determined between GTP and the Stockholder in accordance with Section 4 below;

          (ii) subject to Sections 2(c) and 4 below, Escrow Agent shall deliver to the Stockholder any remaining portion of the Escrow Fund held pursuant to this Agreement minus (a) an amount equal in value to all Indemnifiable Amounts,
               -----
if any, identified in a Notice of Claim in accordance with Section 3 that have been settled or finally determined between GTP and the Stockholder on or before the Cutoff Date in accordance with Section 4 but with respect to which the Escrow Fund (or a portion thereof) has not, as of that date, been delivered to GTP hereunder and (b) an amount equal in value to the amount of any and all unresolved Indemnifiable Amounts, if any, set forth in a Notice of Claim delivered pursuant to Section 3 below on or prior to the Cutoff Date. Such retained portion of the Escrow Fund shall be retained only until the claim for indemnification pursuant to which such portion is being retained is settled or finally determined between GTP and the Stockholder in accordance with Section 4 below and upon resolution shall be released in accordance with Section 4 below.

 "Cutoff Date" shall mean the two-year anniversary of the Closing Date.
  -----------

     (c) Release of Escrow Fund. The Escrow Fund will be held by Escrow Agent in accordance with the terms of this Agreement until required to be released pursuant to Section 2(b). Within fifteen (15) days after the Cutoff Date, Escrow Agent will deliver to the Stockholder the requisite portion of the Escrow Fund to be released on such date.

     (d) No Encumbrance. Neither the Escrow Fund nor any Escrow Shares, nor any beneficial interest therein, may be pledged, sold, assigned or transferred, including by operation of law, by the Stockholder or be taken or reached by any legal or equitable process in satisfaction of any debt or other liability of the Stockholder (other than pursuant to this Agreement); provided, however, that in the event a public market exists for the Escrow Shares, the Stockholder may (i) instruct Escrow Agent to release the Escrow Shares for cash in accordance with applicable securities laws, the Shareholder Agreement and any agreement between GTP and the Stockholder or the Stockholder and any third party, provided that any proceeds from such sale become part of the Escrow Fund to be released in accordance with the Merger Agreement and this Agreement or (ii) replace the Escrow Shares with cash in an amount equal to the Escrow Per Share Value times the number of such Escrow Shares and such cash shall then become subject to the terms of this Agreement.

     3.   Notice of Claim.

     Each notice of a claim by GTP (the "Notice of Claim") shall be delivered in
                                         ---------------
writing in a certificate signed by an officer of GTP to Escrow Agent and the Stockholder, and shall contain the following information:

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

          (i) GTP's good faith estimate of the reasonably foreseeable amount of the claimed Indemnifiable Amount and representation that the aggregate Indemnifiable Amounts incurred by GTP exceed U.S.$10,000;

          (ii) a brief description of the facts, circumstances or events giving rise to the claimed amounts based on GTP's good faith belief thereof; and

          (iii)  the specific bases upon which indemnification is being sought.

     4. Resolution of Notice of Claim and Release of Escrow Fund. Any Notice of Claim received by the Stockholder pursuant to Section 3 above will be resolved as follows:

     (a) Uncontested Claims. In the event that the Stockholder does not contest a Notice of Claim (or contests only a portion of the claim) in writing to GTP and Escrow Agent within twenty (20) days after such Notice of Claim is deemed received by the Indemnification Representative pursuant to Section 6 below, Escrow Agent will (i) promptly deliver to GTP that portion of the Escrow Fund equal in value to the amount specified in the Notice of Claim (that is not contested) by first delivering any available cash in the Escrow Fund and (ii) notifying the Stockholder of such transfer in writing.

     (b) Contested Claims. In the event that the Stockholder gives written notice to Escrow Agent and GTP contesting all, or a portion of, a Notice of Claim (a "Contested Claim") within the twenty (20) day period provided above,
          ---------------
Escrow Agent shall not deliver to GTP any of the Escrow Fund with respect to the contested portion of such Notice of Claim, and the Stockholder and an officer of GTP shall attempt to resolve the matter. All disputes regarding the Escrow Fund under this Agreement shall be settled either by (i) mutual agreement of GTP and the Stockholder in writing or (ii) by a final ruling by an arbitrator in accordance with the provisions specified in Section 10(g), a copy of which
                                            -------------
ruling (the "Settlement Documentation") shall be delivered to Escrow Agent, GTP
             ------------------------
and the Stockholder and accompanied by instructions to Escrow Agent, GTP and the Stockholder to the effect that such ruling is final, that the time for appeal therefrom has expired (without an appeal having been perfected) and that such ruling entitles the Stockholder or GTP, as the case may be, to a specified amount of the Escrow Fund. Such instructions, in the case of mutual agreement between the parties, or Settlement Documentation, in the case of a final ruling, shall constitute written instructions to deliver promptly the number of Escrow Shares in the Escrow Fund equal in value to the amount of such settled Contested Claim in accordance with such agreement, judgment, order or decree. The balance, if any, of property constituting the Escrow Fund shall be released in accordance with Section 2(b).

     5.   Incorporation by Reference.  The parties agree that the terms of
Article VIII of the Merger Agreement shall be deemed to be incorporated by reference in this Agreement as if such Article each had been set forth in its entirety herein.

     6.   Notices.   All notices, requests, demands or other communications
which are required or may be given pursuant to the terms of this Agreement will be in writing and will be deemed to have been duly given: (i) on the date of delivery if personally delivered by hand, (ii) upon the third day after such notice is deposited in the United States mail, if mailed by registered or certified mail, postage prepaid, return receipt requested, (iii) upon the date scheduled for

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

delivery after such notice is sent by a nationally recognized overnight express courier or (iv) by fax upon written confirmation (including the automatic confirmation that is received from the recipient's fax machine) of receipt by the recipient of such notice:

     If to GTP:               Greenwich Technology Partners, Inc.
     ----------
                              123 Main Street
                              White Plains, New York  10601
                              Attention: Chief Executive Officer

                              With copies to:
                              ---------------
                              Testa, Hurwitz & Thibeault, LLP
                              125 High Street
                              Boston, Massachusetts 02110
                              Attention: Kevin M. Barry, Esq.
                              Fax No.: (617) 248-7100


     If to Navigator:         Navigator Technologies, Inc.
     ----------------
                              628 Route 10 West
                              Suite 3
                              Whippany, NJ 07981
                              Attention:  Chief Executive Officer

                              With copies to:
                              ---------------
                              Dunn Lambert, LLC
                              Mack Centre IV
                              61 S Paramus Road
                              Paramus, NJ 07652
                              Attention:  Richard J. Lambert, Esq.
                              Fax No.: (201) 291-0140

     If to the Stockholder:   Michael Waresk
     ---------------------
                              29 Woodland Road
                              Madison, NJ 07940

                              With copies to:
                              ---------------
                              Dunn Lambert, LLC
                              (address above)

     If to Escrow Agent:      Dunn Lambert, LLC
     ------------------
                              (address above)

     Such addresses may be changed, from time to time, by means of a notice given in the manner provided in this Section 6.
                                     ---------

     7. Voting Rights. In the event of a meeting or written action of stockholders of GTP during the term of this Agreement, GTP shall send to the Escrow Agent and to Stockholder

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

copies of any notices, proxies and proxy material received by it in connection with such meeting. GTP hereby undertakes to independently furnish copies of all such notices, proxies and proxy materials directly to the Escrow Agent and the Stockholder and to cooperate with the Escrow Agent and the Stockholder to facilitate the exercise by the Stockholder of voting rights in the Escrow Shares.

     8. Dividends and Distributions. GTP shall cause all dividends and other distributions or rights paid on or granted with respect to the Escrow Shares to be delivered into the Escrow Fund and such property shall be deemed to be part of the Escrow Fund held hereunder upon the same terms as the Escrow Shares; provided, however, that cash dividends on Escrow Shares shall not be added to
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the Escrow Fund but shall be distributed promptly to the Stockholder.


     9. Responsibilities of Escrow Agent. The acceptance by the Escrow Agent of its duties under this Agreement is subject to the following terms and conditions, which the parties to this Agreement hereby agree shall govern and control with respect to their rights, duties, liabilities and immunities.

          (a)  The Escrow Agent shall act hereunder as depository.

          (b) The Escrow Agent shall not be liable, except for its own gross negligence or willful misconduct.

          (c) The Escrow Agent may consult with, and obtain advice from counsel in the event of any bona fide question as to any of the provisions hereof or its duties hereunder, and shall incur no liability and shall be fully protected in acting in good faith in accordance with the opinion and instructions of such counsel.

          (d) The Escrow Agent shall not in any way be bound or affected by any notice of modification or cancellation of this Agreement unless notice thereof is given to the Escrow Agent by GTP and Stockholder in accordance with Section 6
                                                                       ---------
hereof, nor shall the Escrow Agent be bound by any modification of its obligations hereunder unless the same shall be consented to by the Escrow Agent in writing. The Escrow Agent shall be entitled to rely upon any judgment, certification, demand, notice or other writing delivered to it hereunder without being required to determine the authenticity or the correctness of any fact stated therein, the propriety or validity of the service thereof, or the jurisdiction of a court issuing any judgment or order.

          (e) The Escrow Agent may act in reliance upon any instrument or signature reasonably believed by it to be genuine, and the Escrow Agent may assume that any person purporting to give any notice of receipt of advice or make any statement in connection with the provisions hereof has been duly authorized to do so.

          (f) This Agreement sets forth exclusively the duties of the Escrow Agent with respect to any and all matters pertinent hereto. Except as otherwise expressly provided herein, the Escrow Agent shall not refer to, and shall not be bound by, the provisions of any other agreement.

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

          (g) Except with respect to claims based upon the Escrow Agent's willful misconduct or gross negligence, GTP and Stockholder shall indemnify and hold harmless the Escrow Agent from and against any claims arising out of or in connection with this Agreement, such indemnification to include all reasonable costs and expenses incurred by the Escrow Agent, including but not limited to reasonable attorneys' fees, and the payment thereof shall be borne fifty percent (50%) by GTP and fifty percent (50%) by the Stockholder.

          (h) In the event of any disagreement between the parties to this Agreement, or between them or any one of them and any other person, resulting in adverse claims or demands being made in connection with the subject matter of the escrow, or in the event that the Escrow Agent in good faith is in doubt as to what action it should take hereunder, the Escrow Agent may, at its option, refuse to comply with any claims or demands on it, until (i) the rights of all parties shall have been fully and finally determined by an arbitrator in accordance with Section 10(g) below or (ii) all differences shall have been
                -------------
adjusted and all doubt resolved by written agreement executed by all parties hereto.

          (i) GTP acknowledges that the Escrow Agent is counsel for the Stockholder and Navigator. GTP, having conferred with counsel, hereby waives any right to object to any conflict of interest on the part of Escrow Agent existing by reason of such fact, whether arising by reason of the performance by Escrow Agent of its duties hereunder or by reason of its representation of the Stockholder and Navigator in connection with the Merger Agreement, this Agreement, any other agreement pursuant hereto or thereto, or in connection with any dispute between the Stockholder and GTP.

          (j) The Escrow Agent may be removed by the mutual agreement of GTP and Stockholder. The Escrow Agent, or any successor Escrow Agent, may resign and discharge itself of the trust created hereunder, but such resignation shall not be effective for thirty (30) days after written notice is given to GTP and Stockholder. Upon the resignation and removal of the Escrow Agent, GTP shall succeed to the duties of the successor Escrow Agent.

     10.  General.

     (a) Governing Law. It is the intention of the parties hereto that the internal laws of the State of New York shall govern the validity of this Agreement, the construction of its terms, and the interpretation and enforcement of the rights and duties of the parties to this Agreement without regard to the conflict of law rules of such state.

     (b) Binding Upon Successors and Assigns. Subject to, and unless otherwise provided in, this Agreement, each and all of the covenants, terms, provisions, and agreements contained in this Agreement shall be binding upon, and inure to the benefit of, the permitted successors, executors, heirs, representatives, administrators and assigns of the parties to this Agreement.

     (c) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original as against any party whose signature appears on such counterpart and all of which together shall constitute one and the same instrument. This

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

Agreement shall become binding when one or more counterparts of this Agreement, individually or taken together, shall bear the signatures of all of the parties reflected in this Agreement as signatories.

     (d) Entire Agreement. Except as set forth in the Merger Agreement, this Agreement and the documents referenced in this Agreement constitute the entire understanding and agreement of the parties to this Agreement with respect to the subject matter of this Agreement and such documents supersede all prior and contemporaneous agreements or understandings, inducements or conditions, express or implied, written or oral, between the parties with respect to this Agreement.

     (e) Waivers. No waiver by any party to this Agreement of any condition or of any breach of any provision of this Agreement will be effective unless in writing. No waiver by any party of any such condition or breach, in any one instance, will be deemed to be a further or continuing waiver of any such condition or breach or a waiver of any other condition or breach of any other provision contained in this Agreement.

     (f) Amendment. This Agreement may be amended with the written consent of GTP, Escrow Agent and the Stockholder.

     (g) Arbitration. GTP, Escrow Agent and the Stockholder agree that any controversy or claim arising out of, or relating to, this Agreement (including but not limited to any disagreement over the determination of the value of the Escrow Shares as provided in clause (iv) of Section 1(c) above) or the breach of this Agreement will be settled by arbitration by, and in accordance with the applicable Commercial Arbitration Rules of the American Arbitration Association and judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction. The arbitrator(s) will have the right to assess, against a party or among the parties, as the arbitrator(s) deem reasonable, (i) administrative fees of the American Arbitration Association, and (ii) compensation, if any, to the arbitrator(s). The prevailing party in the arbitration shall be entitled to recover its reasonable attorneys fees and costs in the matter from the other party. Arbitration hearings will be held in White Plains, New York at a mutually acceptable location.

                 [Remainder of Page Left Intentionally Blank.]

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

     IN WITNESS WHEREOF, the parties have duly executed this Escrow Agreement as of the day and year first above written.

                              GREENWICH TECHNOLOGY PARTNERS, INC.

                              By: /s/Joseph Beninati
                                  ------------------------------------
                                  Joseph Beninati, President and Chief
                                  Executive Officer


                              STOCKHOLDER:


                              /s/Michael Waresk
                              ----------------------------------------
                               Michael Waresk



                              ESCROW AGENT:

                              DUNN LAMBERT, LLC



                              By: /s/Richard Lambert
                                  ------------------------------------
                                  Name:

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